UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 3, 2009

Hanmi Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard, Penthouse Suite A Los Angeles California	90010
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a) and (d). Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 3, 2009, the Board of Directors of Hanmi Financial Corporation (“HFC”) nominated Mr. William J. Stolte to the HFC and Hanmi Bank Boards. His appointment is subject to receipt of a notice of non disapproval from the Federal Reserve Bank of San Francisco and the California Department of Financial Institutions. Subject to receipt of the proper regulatory notices, Mr. Stolte will be appointed as a Class III director. Mr. Stolte, most recently served as Senior Executive Vice President of Union Bank of California in San Francisco. He was appointed as an Assistant National Bank Examiner in 1968 and eventually served as Deputy Comptroller of the Office of the Comptroller of the Currency (OCC), and became a partner of The Secura Group, and served as a Director for Deloitte & Touche. The Board has not yet determined what committees Mr. Stolte will be appointed to. At such time as the committee assignments have been determined, HFC will file an amendment to this Form 8-K.
There are no arrangements or understandings between Mr. Stolte and any other person pursuant to which Mr. Stolte was appointed as director. There are no transactions in which Mr. Stolte has an interest requiring disclosure under Item 404(a) of Regulation S-K.
On April 3, 2009, Richard B. C. Lee tendered his resignation from the Board of Directors of Hanmi Financial Corporation, effective the same day. Mr. Lee tendered his resignation as a result of differences of opinion on corporate governance within the Board of Directors. Mr. Lee did not serve on any of the Committees for the Hanmi Financial Corporation. A copy of Mr. Lee’s resignation letter is attached hereto as Exhibit 17.1.
A copy of the press release announcing Mr. Stolte’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The information set forth in Item 8.01 herein is incorporated herein by reference.
Item 8.01 Other Information
On April 6, 2009, HFC filed a preliminary proxy statement relating to its 2009 Annual Meeting of Stockholders, to be held on May 27, 2009 (the “2009 Annual Meeting”). At the 2009 Annual Meeting, HFC is asking its stockholders to effect amendments to its Certificate of incorporation to declassify the Board of Directors and provide for the annual election of all directors commencing with the 2010 Annual Meeting of Stockholders. If approved by HFC’s stockholders holding at least 66 2/3% of HFC’s outstanding common stock, the amendments to the Certificate of Incorporation will be effective upon filing of such amendments with the Delaware Secretary of State. In addition, if the amendments to the Certificate of Incorporation are approved by HFC’s stockholders, HFC’s Bylaws will be concurrently amended to provide for the annual election of all directors and each of the HFC’s directors will agree to forego the remainder of their classified term and stand for election at the 2010 Annual Meeting of Stockholders. If the amendments to the Certificate of Incorporation are not approved by HFC’s stockholders, each of HFC’s directors will stand for election until the term of the class to which the director has been chosen otherwise expires (unless their term ends earlier as a result of death, resignation or removal) and no amendments to the Bylaws relating to the classified board will be effected.
Item 9.01 Financial Statements and Exhibits.
17.1	Letter of Resignation from Mr. Lee dated April 3, 2009

99.1	Press Release dated April 6, 2009, issued by Hanmi Financial Corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2009	Hanmi Financial Corporation
	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer